SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material under Rule 14a-12

ORRSTOWN FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in its Charter)

PL Capital, LLC

Goodbody/PL Capital, LLC

Financial Edge Fund, L.P.

Financial Edge-Strategic Fund, L.P.

PL Capital/Focused Fund, L.P.

Goodbody/PL Capital, L.P.

PL Capital Advisors, LLC

Richard J. Lashley

                                            John W. Palmer

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

Filed by PL Capital Group

A copy of a director nomination and shareholder proposal letter from the PL Capital Group to Orrstown Financial Services, Inc. is being filed herewith under Rule 14a-12 of the Securities Exchange Act of 1934, as amended.

Important Information

The attached letter is not a solicitation of a proxy from any security holder of Orrstown Financial Services, Inc. (the “Company”).  PL Capital, LLC and its affiliates have nominated Richard J. Lashley as a nominee to the Company’s board of directors and intend to solicit votes for the election of Mr. Lashley as a member of the board (the “PL Capital Nominee”) at the Company’s 2013 Annual Meeting of Shareholders.  The PL Capital Group (whose members are identified below) has also submitted four shareholders proposals, identified in the attached letter (the “Proposals”), that it plans to bring to a vote of the shareholders at the Company’s 2013 Annual Meeting of Shareholders. The PL Capital Group will send a definitive proxy statement, proxy card and related proxy materials to shareholders of the Company seeking their support of the PL Capital Nominee and the Proposals at the Company’s 2013 Annual Meeting of Shareholders.  Shareholders are urged to read the definitive proxy statement and proxy card when they become available, because they will contain important information about the PL Capital Group, the PL Capital Nominee, the Proposals, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and proxy card (when available) and other documents filed by the PL Capital Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and proxy card (when available) and other related SEC documents filed by the PL Capital Group with the SEC may also be obtained free of charge from the PL Capital Group.

Participants in Solicitation

The PL Capital Group consists of the following persons who will be participants in the solicitation from the Company’s shareholders of proxies in favor of the PL Capital Nominee and the Proposals: PL Capital, LLC; Goodbody/PL Capital, LLC; Financial Edge Fund, L.P.; Financial Edge-Strategic Fund, L.P.; PL Capital/Focused Fund, L.P.; Goodbody/PL Capital, L.P.; PL Capital Advisors, LLC; Richard J. Lashley; and John W. Palmer.  Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Current information regarding the participants and their interests in the solicitation is contained in the attached letter.

December 28, 2012

Certified Mail Return Receipt Requested and Overnight Delivery

Attention: Corporate Secretary

Orrstown Financial Services, Inc.

77 East King Street

Shippensburg, Pennsylvania 17257

Re:	Notice of Intent to Nominate Director and Submit Nominee for Election and Shareholder Proposals

Ladies and Gentlemen:

This letter constitutes a notice of intent by Financial Edge Fund, L.P. (the “Shareholder”) to nominate one person for election as a director of Orrstown Financial Services, Inc. (the “Company”) at the 2013 Annual Meeting of Shareholders of the Company, and to submit its nominee for election at such Annual Meeting. This notice is being provided to you pursuant to Section 2-3 of Article II of the Company’s Amended and Restated By-laws, as amended through November 19, 2012, and is being submitted on behalf of Financial Edge Fund, L.P. by John W. Palmer, a managing member of PL Capital, LLC, the general partner of the Shareholder.

This letter also constitutes a notice of intent by the Shareholder to bring four proposals described below before the shareholders of the Company at the 2013 Annual Meeting of Shareholders of the Company, to be voted upon. This notice is being provided to you pursuant to Section 2-3 of Article II of the Company’s Amended and Restated By-laws, as amended through November 19, 2012, and is being submitted on behalf of the Shareholder by John W. Palmer, a managing member of PL Capital, LLC, the general partner of the Shareholder.

The Shareholder notes that the Company’s By-laws in effect at the time of the last Annual Shareholders Meeting contained different provisions and deadlines for submitting director nominees (no earlier than March 11, 2013 and no later than March 31, 2013) and shareholder proposals (no later than February 13, 2013) than are contained in the current By-laws. These original deadlines are reflected in the Company’s 2012 proxy statement. While it is the Shareholder’s understating that these original deadlines apply for the 2013 Annual Meeting of Shareholders, the Shareholder is submitting its nominee and the proposals promptly, with the enhanced information required by the current By-laws.

The Shareholder hereby certifies that it beneficially owns 294,614 shares of the Company’s common stock, no par value per share (the “Common Stock”). Additionally, the Shareholder is a member of the PL Capital Group, as noted in the PL Capital Group’s Schedule 13D filing, as amended, with the Securities and Exchange Commission, and, as of the date of this letter, the PL Capital Group beneficially owns 555,822 shares of the Common Stock, or 6.9% of the total common shares outstanding. As documentary evidence of the Shareholder’s beneficial ownership, the Shareholder provides the following (the Shareholder affirms that the documentary evidence of ownership enclosed herewith is a true and correct copy of what it purports to be):

1. A position listing from the Shareholder’s prime brokerage account at BNP Paribas Prime Brokerage, Inc. dated December 27, 2012, showing that the Shareholder held 294,614 shares of Common Stock as of December 26, 2012, attached as part of Exhibit A; and

2. A letter of verification from the Shareholder’s broker, attached as part of Exhibit A.

By the fact of the Shareholder’s submission of this notice of intent to nominate and submit its nominee for election, it is the Shareholder’s understanding the Company will now generally be obligated under the federal securities laws to file a preliminary proxy statement and form of proxy with the United States Securities and Exchange Commission to allow the Commission to review and comment on such proxy materials.

The Shareholder hereby notifies the Company pursuant to Section 2-3 of Article II of the Company’s By-laws that the Shareholder intends to nominate Mr. Richard J. Lashley for election to the Board of Directors of the Company at the 2013 Annual Meeting of Shareholders of the Company, and to submit the four proposals to shareholders for their approval at the 2013 Annual Meeting of Shareholders. Enclosed is the written consent of Mr. Lashley to be named in the proxy statement of the PL Capital Group (as defined below) and to serve as a director of the Company if elected. The Shareholder represents (1) that the Shareholder is a beneficial owner of Common Stock entitled to vote at the 2013 Annual Meeting of Shareholders and intends to appear (or will direct a qualified representative of the Shareholder to appear) in person or by proxy at such meeting to nominate Mr. Lashley; and (2) that the Shareholder is part of the PL Capital Group and the PL Capital Group intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and approve the four proposals.

Set forth below is certain information, including that required by Section 2-3 of Article II of the Company’s By-laws. The information set forth below responds fully to all of the requirements of Section 2-3 of Article II of the Company’s By-laws.

(1) As to proposed nominee (Richard J. Lashley):

A. Name, Age, Business Address and Residence Address

Name	Age	Business Address	Residence Address

Richard J. Lashley	54	PL Capital, LLC 466 Southern Blvd. Adams Building Chatham, NJ 07928	2 Trinity Place Warren, NJ 07059

B. Principal Occupation or Employment and Qualifications

Richard J. Lashley:	Since January, 1996, Mr. Lashley has been a principal, co-owner and managing member of PL Capital, LLC. PL Capital, LLC is a member of the PL Capital Group (as defined herein). Prior to forming PL Capital, LLC, Mr. Lashley worked at KPMG Peat Marwick from 1984 to 1996. Mr. Lashley is a Certified Public Accountant (New Jersey—license status inactive).

The Shareholder believes that Mr. Lashley would be deemed “independent” under the NASDAQ Marketplace Rules. The Shareholder also believes that Mr. Lashley would qualify as an “audit committee financial expert,” as that term is defined by the Securities and Exchange Commission (SEC) and the NASDAQ Marketplace Rules.

Mr. Lashley’s extensive financial and accounting background, combined with his extensive knowledge of the banking industry and prior experience on other bank boards, qualify him to serve on the Company’s board of directors.  Specifically, his extensive experience with, and understanding of, financial and accounting issues will allow him to provide the board with valuable recommendations and ideas.  In addition, Mr. Lashley’s extensive knowledge of the banking industry makes him a valuable source of information, and will allow him to provide useful insight and advice.

Furthermore, the role of an effective director inherently requires certain personal qualities, such as integrity, as well as the ability to comprehend, discuss and critically analyze materials and issues that are presented so that the director may exercise judgment and reach conclusions in fulfilling his duties and fiduciary obligations.  The PL Capital Group believes that Mr. Lashley’s background and expertise, as set forth below, evidence those abilities and are appropriate to his serving on the Company’s board of directors.

C. Shares Owned Either Beneficially or Of Record

Name of Nominee	Class	Amount

Richard J. Lashley	Common	555,822*

*All of the above shares are owned beneficially, by virtue of Messrs. Lashley’s membership in the PL Capital Group.

D. Interest of Certain Persons in Matters to be Acted Upon

Except as otherwise set forth herein, Mr. Lashley is not, nor has he been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as otherwise set forth herein, Mr. Lashley does not have, nor do any of his associates have, any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

E. Other Information

Directorships of Other Publicly Owned Companies

Mr. Lashley is presently serving as a director of BCSB Bancorp, Inc. of Baltimore, MD. He is not presently serving as a director of any other corporation, partnership or other entity that has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act, or any company registered as an investment company under the Investment Company Act of 1940.

Material Proceedings Adverse to the Company

To Mr. Lashley’s and Mr. Palmer’s knowledge, there are no material proceedings to which Mr. Lashley, or any of his associates, is a party adverse to the Company or any of its subsidiaries, and neither Mr. Lashley nor any of his associates has a material interest adverse to the Company or any of its subsidiaries.

Transactions In Stock of the Company

The following transactions are the only transactions during the past two years with regard to the Common Stock made by Mr. Lashley and members of the PL Capital Group:

Financial Edge Strategic Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
02/07/2012 04/13/2012 05/08/2012 05/14/2012 05/17/2012 05/31/2012 06/01/2012 06/07/2012 06/08/2012 06/18/2012 06/22/2012 10/12/2012 11/16/2012 11/20/2012	8000 2905 1600 3000 7500 5000 900 4900 5257 2500 40000 12000 2400 500

Financial Edge Fund, LP

Transaction Date	Number of Shares (Sold) Purchased

02/03/2012
02/07/2012
02/10/2012
05/03/2012
05/04/2012
05/08/2012
05/14/2012
05/16/2012
05/17/2012
05/22/2012
05/24/2012
05/30/2012
05/31/2012
06/01/2012
06/04/2012
06/11/2012
06/11/2012
06/13/2012
06/14/2012
06/18/2012
06/20/2012
06/21/2012
06/21/2012
06/22/2012
06/22/2012
07/23/2012
08/03/2012
08/07/2012
09/05/2012
10/12/2012
10/15/2012
10/16/2012
10/17/2012
10/18/2012
10/19/2012
11/07/2012
11/16/2012
11/20/2012
11/29/2012
12/05/2012
12/07/2012	6868
20000
4300
447
5445
 3000
7567
857
10475
2039
1905
552
20407
2000
3900
2864
2400
411
3709
5000
12991
10237
12000
76552
428
300
2202
46
160
38004
3386
300
5273
1094
10620
400
6500
1000
5602
3100
273

Goodbody/PL Capital, LP

Transaction Date	Number of Shares (Sold) Purchased

02/07/2012

04/13/2012

05/04/2012

05/08/2012

05/17/2012

05/31/2012

06/01/2012

06/14/2012

06/18/2012

06/22/2012

07/24/2012

07/27/2012

07/30/2012

07/30/2012

08/01/2012

08/06/2012

08/15/2012

08/17/2012

08/24/2012

08/27/2012

08/28/2012

08/30/2012

08/31/2012

09/12/2012

10/12/2012

10/18/2012

10/19/2012

10/23/2012

11/16/2012

11/20/2012

11/30/2012

3000 2000 3243 2500 2500 5000 500 800 950 12000 400 3255 457 1000 300 1098 800 1832 900 200 1000 2300 2700 10000 30000 1231 5000 8088 2000 800 100

PL Capital/Focused Fund, LP

Transaction Date	Number of Shares (Sold) Purchased
02/07/2012 04/13/2012 05/08/2012 05/15/2012 05/17/2012 05/31/2012 06/01/2012 06/15/2012 06/18/2012 06/22/2012 07/31/2012 10/12/2012 10/15/2012 11/16/2012 11/20/2012 12/21/2012	4000 3000 1500 2111 2500 5000 294 1528 2500 15000 108 12000 1452 1499 500 5800

John W. Palmer

Transaction Date	Number of Shares (Sold) Purchased
N/A	None

Richard J. Lashley

Transaction Date	Number of Shares (Sold) Purchased
N/A	None

Certain funds expended to date in the foregoing transactions by members of the PL Capital Group were provided, from time to time, in part by margin account loans from BNP Paribas Prime Brokerage, Inc. (“BNP Paribas”) extended in the ordinary course of business. All purchases of Common Stock made using funds borrowed from BNP Paribas were made in margin transactions on that firm’s usual terms and conditions. All or part of the shares of such Common Stock may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such entities. Such loans generally bear interest at a rate based upon the federal funds rate plus an applicable margin. Such indebtedness, if any, may be refinanced with other banks or broker-dealers. As of the date of this letter, no member of the PL Capital Group has margin loans outstanding.

Arrangements or Understandings with Other Persons

Mr. Lashley has agreements with the limited partnerships and companies managed and advised by PL Capital, LLC, Goodbody/PL Capital, LLC and PL Capital Advisors, LLC, whereby Mr. Lashley is indemnified by the limited partnerships and companies for any liabilities he may incur in connection with his duties, including PL Capital Group’s intended solicitation of proxies for use at the 2013 Annual Meeting of Shareholders of the Company. Those limited partnerships and companies will also reimburse Mr. Lashley for any expenses that he reasonably incurs in connection with the PL Capital Group’s intended solicitation of proxies for use at the 2013 Annual Meeting of Shareholders of the Company. To Mr. Lashley’s knowledge, he has no arrangement or understandings with any other person pursuant to which he was or is to be selected as a director or nominee for election as a director of the Company.

As of the date of this letter, Mr. Lashley has not formally retained any person to make solicitations or recommendations to shareholders for the purpose of assisting in the election of Mr. Lashley as a director.

Absence of any Family Relationships

Mr. Lashley does not have any family relationship with any director or officer of the Company.

Absence of Involvement in Certain Legal Proceedings

To the knowledge of Mr. Lashley, and based on information in his possession:

a. Since January 1, 2011, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against Mr. Lashley, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of Mr. Lashley. In addition, since January 1, 2011, no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against, and no receiver, fiscal agent or similar officer has been appointed by a court for the business or property of any partnership in which he is or was a general partner, or any corporation or business association of which he is or was an executive officer.

b. Mr. Lashley has not been convicted in a criminal proceeding nor has he been the named subject of any criminal proceeding which is presently pending (excluding traffic violations or similar misdemeanors).

c. Since January 1, 2011, Mr. Lashley has not been the subject of any court order, judgment or decree, not subsequently reversed, suspended or vacated, permanently or temporarily enjoining (or otherwise limiting) him from (A) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or any associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with any such activity, (B) engaging in any type of business practice, or (C) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.

d. Since January 1, 2011, Mr. Lashley has not been the subject of any order, judgment or decree not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his right to be engaged in any activity described in clause c. above, or his right to be associated with persons engaged in any such activity.

e. Since January 1, 2011, Mr. Lashley has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission (“SEC”) or the CFTC to have violated any federal or state securities law or any federal commodities law, where such judgment or finding has not been subsequently reversed, suspended or vacated.

Absence of Certain Transactions

To the best knowledge of Mr. Lashley, and based on information in his possession, since the beginning of the Company’s last fiscal year, neither Mr. Lashley nor any member of his immediate family has had any direct or indirect material interest in any transaction in which the Company was or is a participant, and neither Mr. Lashley nor any member of his immediate family has any direct or indirect material interest in any currently proposed transaction in which the Company is to be a participant.

Section 16 Compliance

Mr. Lashley is not required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Common Stock of the Company.

(2) As to the Nominator (Financial Edge Fund, L.P.):

A. Name and Address

Financial Edge Fund, L.P.

c/o PL Capital, LLC

20 East Jefferson Avenue

Suite 22

Naperville, IL 60540

The Nominator/Shareholder is a member of the “PL Capital Group,” which currently consists of the following persons and entities:

•	Financial Edge Fund, L.P., a Delaware limited partnership (“Financial Edge Fund” or, as previously defined, the Shareholder).

•	Financial Edge-Strategic Fund, L.P., a Delaware limited partnership (“Financial Edge Strategic”).

•	PL Capital/Focused Fund, L.P., a Delaware limited partnership (“Focused Fund”).

•	PL Capital, LLC, a Delaware limited liability company and General Partner of Financial Edge Fund, Financial Edge Strategic and Focused Fund (“PL Capital”).

•	Goodbody/PL Capital, L.P., a Delaware limited partnership (“Goodbody/PL LP”).

•	Goodbody/PL Capital, LLC, a Delaware limited liability company and General Partner of Goodbody/PL LP (“Goodbody/PL LLC”).

•	PL Capital Advisors, LLC, a Delaware limited liability company and the investment advisor to Financial Edge Fund. Financial Edge Strategic, Goodbody/PL LP and the Focused Fund (“PL Capital Advisors”).

•	John W. Palmer and Richard J. Lashley, Managing Members of PL Capital, PL Capital Advisors and Goodbody/PL LLC.

•	John W. Palmer as an individual.

The business address of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP, Goodbody/PL LLC, Mr. Palmer, and Mr. Lashley is:  c/o PL Capital, 20 East Jefferson Avenue, Suite 22, Naperville, Illinois 60540.  Each of Financial Edge Fund, Financial Edge Strategic, Focused Fund, PL Capital, PL Capital Advisors, Goodbody/PL LP and Goodbody/PL LLC are engaged in various interests, including investments.

No other shareholder other than members of the PL Capital Group is known to the Shareholder to be supporting Mr. Lashley as a nominee, or to be supporting the proposals.

B. Record and Beneficial Ownership

The Shareholder is the beneficial owner of 294,614 shares of Common Stock and is a member of the PL Capital Group which beneficially owns 555,822 shares of Common Stock. See Appendix A for the beneficial ownership of the members of the PL Capital Group.

(3) As to the Proposals:

The Shareholder notifies the Company pursuant to Section 2-3 of Article II of the Company’s Amended and Restated By-laws, as amended through November 19, 2012, that the Shareholder intends to bring the following four proposals to be acted upon by the shareholders of the Company at the 2013 Annual Meeting of Shareholders. The Shareholder believes that these actions are in the best interests of the Company’s shareholders.

1. ADOPTING AMENDMENT TO THE BY-LAWS TO ELIMINATE RESIDENCY REQUIREMENT FOR DIRECTORS:

BE IT RESOLVED, that the shareholders of Orrstown Financial Services, Inc. request that the board of directors of Orrstown Financial Services, Inc. promptly take the necessary steps to amend the By-laws to eliminate Section 3-12 of the By-laws which requires Directors to maintain a permanent primary residence within 50 miles of the Company’s headquarters in Shippensburg, PA.

2. ADOPTING AMENDMENT TO THE BY-LAWS TO ELIMINATE PROHIBITION ON AFFILIATIONS WITH OTHER DEPOSITORY INSTITUTIONS FOR DIRECTORS:

BE IT RESOLVED, that the shareholders of Orrstown Financial Services, Inc. request that the board of directors of Orrstown Financial Services, Inc. promptly take the necessary steps to amend the By-laws to eliminate Section 3-14 of the By-laws which states that Directors of the Company are not eligible to serve on the Company’s Board if they serve as a management official (i.e., director or officer) of another depository institution or holding company.

3. ADOPTING AMENDMENTS TO THE ARTICLES OF INCORPORATION AND BY-LAWS TO ELIMINATE SUPERMAJORITY VOTE REQUIREMENT:

BE IT RESOLVED, that the shareholders of Orrstown Financial Services, Inc. request that the board of directors of Orrstown Financial Services, Inc. promptly take the necessary steps to amend or modify any section of the Articles of Incorporation and By-laws which requires a supermajority vote requirement and replace it with a simple majority of votes cast “for” or “against” the proposal, in compliance with applicable laws.

4. ADOPTING A “MAJORITY VOTE” STANDARD FOR ELECTION OF DIRECTORS:

BE IT RESOLVED, that the shareholders of Orrstown Financial Services, Inc. request that the board of directors of Orrstown Financial Services, Inc. take the necessary steps to amend Orrstown Financial Services, Inc.’s governance documents (articles of incorporation and/or by-laws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

* * *

As required by Article II, Section 2-3(c) of the Company’s By-laws, if the Company’s board of directors or a committee thereof believes this notice is incomplete or otherwise deficient in any respect, please contact Mr. Lashley or Mr. Palmer immediately so that the Shareholder may promptly address any alleged deficiencies.

Very truly yours,

/s/ John W. Palmer

John W. Palmer

Appendix A

Name and Address	Shares Held Beneficially	Percent of Class	Shares Held By Non-Participant Associates
Richard J. Lashley 2 Trinity Place Warren, NJ 07059	555,822	6.9%	0
John W. Palmer 4216 Richwood Court Naperville, IL 60540	555,822	6.9%	0
PL Capital, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	449,868	5.6%	0
PL Capital Advisors, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	555,822	6.9%	0
Financial Edge Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	294,614	3.6%	0
Financial Edge-Strategic Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	96,462	1.2%	0
PL Capital/Focused Fund, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	58,792	0.7%	0
Goodbody/PL Capital, LLC 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	105,954	1.3%	0
Goodbody/PL Capital, LP 20 East Jefferson Avenue, Suite 22 Naperville, Illinois 60540	105,954	1.3%	0

CONSENT OF PROPOSED NOMINEE

I, Richard J. Lashley, hereby consent to be named in the proxy statement of the PL Capital Group to be used in connection with its solicitation of proxies from the shareholders of Orrstown Financial Services, Inc. for use in voting at the 2013 Annual Meeting of Shareholders of Orrstown Financial Services, Inc. and I hereby consent and agree to serve a director of Orrstown Financial Services, Inc. if elected at such Annual Meeting.

/s/ Richard J. Lashley Richard J. Lashley

Dated: December 28, 2012